U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR

15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2018

Solbright Group, Inc.

(Exact name of Company as specified in its charter)

Delaware	000-27587	22-3586087
(State or other	(Commission File Number)	(IRS Employer Identification No.)
jurisdiction of incorporation)

One Gateway Center, 26th Floor
Newark, NJ 07102

(973) 339-3855

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive

offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2017, Solbright Group, Inc., a Delaware corporation (the “Company”) completed an acquisition (the “Asset Purchase”) pursuant to an Asset Purchase Agreement dated May 1, 2017 with SolBright Renewable Energy, LLC (“SolBright”). Under the Asset Purchase, the Company acquired substantially all of the assets, and certain specified liabilities, of SolBright used in the operation of SolBright’s solar engineering, procurement and construction business (the “SolBright Assets”).

In consideration for the purchase of the SolBright Assets, the Company delivered to SolBright (i) $3,000,000 in cash (the “Cash Payment”), (ii) a Senior Secured Promissory Note in the principal amount of $2,000,000 (the “Secured Promissory Note”), (iii) a Convertible Promissory Note in the principal amount of $6,000,000 (“Preferred Stock Note”), and (iv) certain Common Stock Consideration. In addition, the Company entered into an employment agreement with Mr. Patrick Hassell, President of SolBright.

The Preferred Stock Note was converted in full for 4,000,000 shares of Series A Preferred Stock effective September 28, 2017.

Effective May 31, 2018, the Company, Patrick Hassell (“Hassell”) and SRE Holdings, LLC, an entity owned and controlled by Hassell, (“SRE”) entered into a Settlement Agreement and Release, a copy of which is attached as Exhibit 10.1 to this Form 8-K, (the “Agreement”). Under the terms of the Agreement, (i) the Company and SRE agreed to cancel the Secured Promissory Note issued by the Company in exchange for Five Thousand (5,000) shares of common stock and (ii) SRE agreed to allow the Company to redeem 100% of the Series A Preferred Stock from SRE for consideration in the amount of One Hundred Dollars ($100.00). In addition, Hassell and the Company mutually agree to amend Hassell’s employment agreement to reflect that going forward, the Company shall pay to Hassell one hundred and twenty thousand dollars ($120,000) per year and that all unvested common stock and stock options shall cease to vest as of the date of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.             Description

10.1  Settlement Agreement and Release effective as of May 31, 2018 by and among Solbright Group, Inc., Patrick Hassell and SRE Holdings, LLC

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solbright Group, Inc.
(Registrant)

Date: June 14, 2018	By:	/s/ Terrence DeFranco
Terrence DeFranco Chief Executive Officer